CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            SIRCO INTERNATIONAL CORP.

                         Pursuant to Section 805 of the
                            Business Corporation Law

               The undersigned, being the President and Secretary, respectively, of Sirco International Corp., a New York corporation (the "Corporation") hereby\ certifies and sets forth as follows:

               1. The Corporation was incorporated under the name "Sirco Products Co. Inc." and the Certificate of Incorporation of the corporation was filed with the Department of State of the State of New York on July 22, 1964.

               2. The corporation hereby amends its Certificate of Incorporation as follows:

               Paragraph FIRST of the Certificate of Incorporation, relating to the corporate name of the corporation is hereby amended to change the name of the corporation and should read as follows:

                             "FIRST:   That  the name of the corporation is eLEC
Communications Corp.

               3. The amendment effected herein was authorized and adopted by a vote of the board at a meeting of the board of directors of the corporation held on August 25, 1999 followed by a vote of a majority of all outstanding shares entitled to vote thereon at the annual meeting of the shareholders of the corporation held on November 10, 1999, pursuant to Sections 801, 803 and 805 of the Business Corporation Law of the State of New York.

               IN WITNESS WHEREOF, the undersigned, President and Secretary of the Corporation, have each executed this Amendment on November 10, 1999, and each affirms that the statements contained herein are affirmed as true under penalties of perjury.

                                                       SIRCO INTERNATIONAL CORP.


                                                       /s/ Paul H. Riss
                                                       -----------------------
                                                       Paul H. Riss
                                                       Chief Executive Officer



                                                       /s/ Eric M. Hellige
                                                       -----------------------
                                                       Eric M. Hellige
                                                       Secretary